As filed with the Securities and Exchange Commission on July 13, 2005
                                                  Registration No. _____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                         MEDICAL PROPERTIES TRUST, INC.
             (Exact name of Registrant, as specified in its charter)

         MARYLAND                                                20-0191742
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                       1000 URBAN CENTER DRIVE, SUITE 501
                            BIRMINGHAM, ALABAMA 35242
                    (Address of principal executive offices)
                         ------------------------------

               AMENDED AND RESTATED MEDICAL PROPERTIES TRUST, INC.
                           2004 EQUITY INCENTIVE PLAN
                            (Full title of the plan)
                         ------------------------------

             EDWARD K. ALDAG, JR.                                               (With a copy to:)
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER                                   THOMAS O. KOLB
      1000 URBAN CENTER DRIVE, SUITE 501                                        B.G. MINISMAN, JR.
           BIRMINGHAM, ALABAMA 35242                           BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, P.C.
    (Name and address of agent for service)                                         SUITE 1600
                (205) 969-3755                                                420 20TH STREET NORTH
(Telephone number, including area code, of agent for service)              BIRMINGHAM, ALABAMA 35203

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED         PROPOSED
                 TITLE OF                                             MAXIMUM          MAXIMUM
                SECURITIES                         AMOUNT            OFFERING         AGGREGATE         AMOUNT OF
                   TO BE                            TO BE              PRICE          OFFERING        REGISTRATION
                REGISTERED                      REGISTERED(1)        PER SHARE        PRICE (2)            FEE
                ----------                      -------------        ---------        ---------       ------------
       Common Stock, $.001 par value           709,180 shares         $10.92         $7,744,246           $912

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Company's Common Stock that become issuable under the above-named plan by reason of any stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act on the basis of $10.92 per share, the average of the high and low prices of the Common Stock as quoted on the New York Stock Exchange on July 8, 2005.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to the participants in the Amended and Restated Medical Properties Trust, Inc. 2004 Equity Incentive Plan as specified under Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not being, filed by Medical Properties Trust, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company pursuant to the requirements of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference into this Registration Statement:

         (a) The Company's prospectus filed pursuant to Rule 424(b) of the Securities Act, as filed with the Commission on July 8, 2005, relating to the Registration Statement on Form S-11, as amended (File No. 333-119957); and

         (b) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on July 5, 2005.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered by this Registration Statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing of such documents.

         Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

           Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's charter limits the personal liability of its directors and officers for monetary damages to the fullest extent permitted under current Maryland law, and its charter and bylaws provide that a director or officer shall be indemnified to the fullest extent required or permitted by Maryland law from and against any claim or liability to which such director or officer may become subject by reason of his or her status as a director or officer of the Company. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in connection with any proceeding to which they may be made a party by reason of their service on those or other capacities unless the following can be established:

         o the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

         o the director or officer actually received an improper personal benefit in money, property or services; or

         o with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

         The MGCL requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful on the merits or otherwise, in the defense of any claim to which he or she is made a party by reason of his or her service in that capacity.

         However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

         o a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

         o a written undertaking by the director or on the director's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

         The Company's charter authorizes it to obligate itself to indemnify and its bylaws do obligate it, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

         o any present or former director or officer who is made a party to the proceeding by reason of his or her service in that capacity; or

         o any individual who, while a director or officer of the Company and at its request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity.

         The Company's charter and bylaws also permit it to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.


           Not Applicable.

ITEM 8.  EXHIBITS.

  Exhibit
  Number            Description

       4.1          Amended and Restated 2004 Equity Incentive Plan,
                    incorporated by reference to Exhibit 10.2 to the
                    Registration Statement on Form S-11 as filed with the
                    Commission ("SEC") on October 26, 2004, as amended (SEC File
                    No. 333-119957)(such registration statement, the "Form
                    S-11")
       4.2          Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Form S-11
       5.1          Opinion and Consent of Baker, Donelson, Bearman, Caldwell &
                    Berkowitz, P.C.
       23.1         Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz,
                    P.C., contained in Exhibit 5.1
       23.2         Consent of KPMG, LLP
       23.3         Consent of Parente Randolph, LLC
        24          Power of Attorney, included on signature page

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes :

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that sections (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on July 13, 2005.

                                               MEDICAL PROPERTIES TRUST, INC.

                                               By: /s/ R. Steven Hamner
                                                  ----------------------------
                                                   R. Steven Hamner
                                               Executive Vice President,
                                               Chief Financial Officer
                                               and Director


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Edward K. Aldag, Jr. and R. Steven Hamner, and each of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                        TITLE                                       DATE
----                                        -----                                       ----


/s/ Edward K. Aldag, Jr.                    Director, Chairman of the Board,            July 13, 2005
------------------------------------        President and Chief Executive Officer
Edward K. Aldag, Jr.

/s/ R. Steven Hamner                        Director, Executive Vice President          July 13, 2005
------------------------------------        and Chief Financial Officer
R. Steven Hamner

                                            Director
------------------------------------
Virginia A. Clarke

/s/ G. Steven Dawson                        Director                                    July 13, 2005
------------------------------------
G. Steven Dawson

/s/ Bryan L. Gooslby                        Director                                    July 13, 2005
------------------------------------
Bryan L. Gooslby

/s/ Robert E. Holmes, Ph.D.                 Director                                    July 13, 2005
------------------------------------
Robert E. Holmes, Ph.D.

/s/ William G. McKenzie                     Director                                    July 13, 2005
------------------------------------
William G. McKenzie

/s/ L. Glenn Orr, Jr.                       Director                                    July 13, 2005
------------------------------------
L. Glenn Orr, Jr.

                                  EXHIBIT INDEX


  Exhibit
  Number            Description
  -------           -----------
       4.1          Amended and Restated 2004 Equity Incentive Plan,
                    incorporated by reference to Exhibit 10.2 to the
                    Registration Statement on Form S-11 as filed with the
                    Commission ("SEC") on October 26, 2004, as amended (SEC File
                    No. 333-119957)(such registration statement, the "Form
                    S-11")
       4.2          Form of Common Stock Certificate, incorporated by reference to Exhibit 4.1 to the Form S-11
       5.1          Opinion and Consent of Baker, Donelson, Bearman, Caldwell &
                    Berkowitz, P.C.
       23.1         Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz,
                    P.C., contained in Exhibit 5.1
       23.2         Consent of KPMG, LLP
       23.3         Consent of Parente Randolph, LLC
        24          Power of Attorney, included on signature page